[Coopers and Lybrand L.L.P. Letterhead]

June 8, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Paradigm Medical Industries, Inc.(copy attached), which we understand was filed with the Commission on June 8, 1998, pursuant to Item 4 of Form 8-K, as part of the Company's amended Form 8-K report for the month of May, 1998. We agree with the statements concerning our Firm in such amended Form 8-K.

Very truly yours,

Coopers&Lybrand